UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

NATIONAL MENTOR HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 790-4800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2009, the sole stockholder of National Mentor Holdings, Inc. (the “Company”) increased the size of the Board of Directors from six to seven members and elected Guy Sansone to the Board of Directors, effective immediately. Mr. Sansone will serve as a member of the Capital Allocation Committee and the Compensation Committee of the Board beginning in the second quarter of fiscal 2010.

There are no transactions between Mr. Sansone or any member of his immediate family and the Company or any of its affiliates and there is no arrangement or understanding between Mr. Sansone and any other persons or entities pursuant to which Mr. Sansone was appointed as a director of the Company. It is expected that Mr. Sansone will enter into the Company’s form of Indemnification Agreement for directors and executive officers in the form filed as Exhibit 10-1 to the Company’s Form 8-K filed on December 10, 2008.

In connection with his appointment to the Board, Mr. Sansone was awarded a grant by the Company’s indirect parent company, NMH Investment, LLC, to purchase 3,187 Class E Common Units under the NMH Investment, LLC 2006 Amended and Restated Unit Plan. In addition, the Company’s policy is to pay independent directors $5,000 for attendance at each Board meeting in person, $1,000 for each meeting attended by conference call and $1,000 for each committee meeting attended in person or by conference call.

On December 4, 2009, the Board of Directors elected Bruce F. Nardella President and Chief Operating Officer, effective immediately. Edward M. Murphy, who formerly held the President title, will continue to serve as Chief Executive Officer and as a Director of the Company.

Mr. Nardella, 52, was named Executive Vice President and Chief Operating Officer in May 2007 and previously served as President of our Eastern Division beginning in May 2003.  Since joining the company in 1996, he has also served as a Regional Vice President and as a State Director.  Mr. Nardella is a former deputy commissioner of the Massachusetts Department of Youth Services, a state human service agency responsible for serving adjudicated youths.  Mr. Nardella is a party to the Third Amended and Restated Limited Liability Agreement of NMH Investment, LLC, by and among NMH Investment, LLC, an affiliate of Vestar Capital Partners V, L.P. and the management investors named therein, a Management Unit Subscription Agreement between Mr. Nardella and NMH Investment, LLC, the Securityholders Agreement among NMH Investment, LLC, an affiliate of Vestar Capital Partners V, L.P. and the management investors named therein, and the Company’s form of Indemnification Agreement for directors and executive officers. Each of these agreements is described under “Item 13 Certain Relationships and Related Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

In connection with his promotion, Mr. Nardella received an increase in base salary from $275,000 to $302,500, effective immediately. His annual cash incentive compensation payout opportunity for fiscal 2010 under The MENTOR Network Incentive Compensation Plan will be 37.5 percent of base salary at the threshold performance level, 75 percent at the target level and 112.5 percent at the maximum level, an increase from 25 percent, 50 percent and 75 percent, respectively. Under the National Mentor Holdings, LLC Executive Deferred Compensation Plan, Mr. Nardella receives an allocation to his account based on a percentage of base salary. This allocation increased from 11% to 12%. The Incentive Compensation Plan and the Executive Deferred Compensation Plan were both amended to reflect these adjustments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued December 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: December 9, 2009

/s/ Denis M. Holler
Name: Denis M. Holler
Title: Executive Vice President,
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued December 9, 2009

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